UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2017

LONG ISLAND ICED TEA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Charlotte Avenue, Hicksville, NY 11801

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On July 6, 2017, Long Island Iced Tea Corp. (the “Company”) commenced an offering (the “Offering”) of up to 448,160 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a public offering price of $5.00 per share (equal to an effective price of 4.85 per share after taking into account 14,000 shares being issued to certain lead investors described below for no additional consideration), with Alexander Capital, L.P. (the “Placement Agent”) acting as the placement agent, on a “best efforts” basis. On the same date, the Company entered into subscription agreements (the “Subscription Agreements”) with the investors for the purchase and sale of all the Shares being offered in the Offering.

The Company agreed to pay the Placement Agent fees totaling 8.0% of the aggregate gross proceeds from the sale of the Shares to investors introduced to the Company by the Placement Agent, for an aggregate of $99,264 based on 248,160 Shares sold to such investors. In addition, the Company agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

The Company has also agreed to issue any investor purchasing at least $500,000 worth of Shares in the Offering (i) an additional number of shares of Common Stock equal to 7.0% of the total number of Shares purchased by such investor in the Offering and (ii) three-year warrants to purchase up to that number of shares of Common Stock equal to 20.0% of the total number of Shares purchased by such investor in the Offering. Two investors have entered into subscription agreements for $500,000 worth of Shares in the Offering and as a result, the Company would issue to such investors an aggregate of 14,000 shares of Common Stock and warrants to purchase an additional 40,000 shares of Common Stock.

The Company anticipates that the Offering will close on July 12, 2017. After deducting fees and expenses payable by the Company in connection with the Offering, including the fees payable to the Placement Agent, the net proceeds to the Company are expected to be approximately $2,129,212.

The Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-213874), which was filed with the Securities and Exchange Commission (“SEC”) on September 30, 2016 and declared effective by the SEC on October 14, 2016, and is described in more detail in a prospectus supplement dated July 6, 2017 and accompanying base prospectus (dated October 14, 2016) to be filed with the SEC.

The form of the Subscription Agreement and Warrant are attached hereto as Exhibits 1.1 and 4.1, and are incorporated herein by reference. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 8.01.	Other Events.

On July 7, 2017, the Company issued a press release announcing that it had signed the Subscription Agreements. The press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Form of Subscription Agreement.

4.1	Form of Warrant.

5.1	Opinion of Graubard Miller.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).

99.1	Press release dated July 7, 2017.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2017

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Chief Executive Officer

3